UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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TRACON Pharmaceuticals, Inc.

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Your Vote Counts! TRACON PHARMACEUTICALS, INC. 2023 Annual Meeting Vote by April 18, 2023 11:59 PM ET TRACON PHARMACEUTICALS, INC. 4350 LA JOLLA VILLAGE DRIVE SUITE 800 SAN DIEGO, CA 92122 D95926-P85701 You invested in TRACON PHARMACEUTICALS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on April 19, 2023. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 5, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Person at the Meeting* April 19, 2023 8:00 AM, Pacific Time 4350 La Jolla Village Drive Suite 800 San Diego, California 92122 *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. V1.1

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. Election of Directors Nominees: 1A. Carol Lam, J.D. 1B. Martin A. Mattingly, Pharm.D. 1C. J. Rainer Twiford, J.D., Ph.D. 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers; 3. To indicate, on an advisory basis, the preferred frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers; 4. To approve an amendment to the Company’s certificate of incorporation to increase its authorized shares of common stock from 40,000,000 to 60,000,000; 5. To approve, in accordance with the applicable rules of the Nasdaq Stock Market, the issuance of shares of our common stock upon the potential future exercise of certain outstanding warrants held by Opaleye L.P. and its affiliates that would result in Opaleye L.P. and its affiliates owning in excess of 19.99% of the shares of our common stock outstanding immediately after giving effect to such exercise; 6. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and NOTE: Such other business as may properly come before the meeting or any adjournment thereof.